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                                                                  EXHIBIT (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Pre-Effective Amendment No.2 to the Registration Statement on Form N-1A of our report dated April 18, 2000, relating to the financial statements of e-harmon Internet Fund, a series of e-harmon Funds, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


/s/ Pricewaterhouse Coopers LLP

San Francisco, California
April 18, 2000